EXHIBIT 99.1

Tilray Brands Reports Second Quarter Fiscal Year 2023 Financial Results

Achieved $29.2 Million of Operating Cash Flow and $25.4 Million of Free Cash Flow

15th Consecutive Quarter of Positive Adjusted EBITDA

Maintains Leading Market Share Position in Recreational Cannabis in Canada and Medical Cannabis Across Europe

Net Revenue of $144.1 Million, On a Constant Currency Basis $157.6 million

EPS of -$0.11 and Adjusted EPS of -$0.06

Strategy in Place to Build the World’s Leading and Most Diversified Cannabis Lifestyle Consumer Packaged Goods Company

Completes Acquisition of Montauk Brewing Company, #1 Craft Beer in Metro New York

LEAMINGTON, Ontario and NEW YORK, Jan. 09, 2023 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company inspiring and empowering the worldwide community to live their very best life, today reported financial results for the second fiscal quarter ended November 30, 2022. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Financial Highlights

  Strong financial position with $433.5 million in cash and marketable securities.
  Maintained #1 leadership position in Canada with 8.3% cannabis market share.
  Beverage-alcohol sales increased 56% to $21.4 million, over the prior year quarter, including revenue from acquisitions.
  Gross profit rose to $40.1 million, a 22% increase, year over year. Adjusted gross margin held at 29% compared to the year ago quarter.
  Cannabis gross profit increased 37% to $18.6 million from $13.5 million in the prior year quarter, while the gross margin percentage increased to 37% from 23%. This was driven by our success in implementing numerous cost-savings programs, offset in part by our allocated overhead from intentionally reducing production, coupled with the revenue realized from our strategic alliance with HEXO in the current year and in inventory provision in the prior year.
  Achieved $119.6 million in annualized cash cost-savings since the closing of the Tilray-Aphria transaction in May 2021, up from $108 million as of August 31, 2022.
  Adjusted EBITDA of $11.7 million, marking the 15th consecutive quarter of positive adjusted EBITDA.

Irwin D. Simon, Tilray Brands’ Chairman and Chief Executive Officer, stated, “During the second quarter, Tilray Brands took decisive, effective actions to manage operating cash flow and focus the business on accretive acquisitions and a path to long term profitability. And we have certainly done so – even amid an evolving retail environment - by removing costs and driving efficiencies across the platform in supply chain, procurement, packaging, and labor. We are close to achieving our increased annualized cost savings target of $130 million, consistent with our commitment to building a lean, efficient, and dynamic business that will realize tangible and immediate benefits as the market improves.”

Mr. Simon continued, “Tilray Brands’ re-positioning as a global diversified portfolio of brands will drive our ability to seize top-line opportunities across geographies and business lines. In the U.S., this includes investing in, acquiring or building compelling and profitable lifestyle CPG brands across craft beverage-alcohol and wellness consumer products that are cannabis adjacent, resonate powerfully with consumers, and are strongly positioned in key markets. In Europe, we believe that we are extremely well-positioned overall in a cannabis market. And, in Canada, we will be patient and strategic in building our competitive positioning amid the price compression and difficult operating conditions that we expect will, inevitably, consolidate the oversupply of licensed producers. These efforts will be supported and enhanced by one of the strongest balance sheets in the industry with close to $433.5 million in cash and marketable securities on-hand.”

Operating Highlights

Maintained #1 Market Share Leadership in Canada; Positioned for Long-Term Growth in the Market – Against the backdrop of challenging cannabis market operating conditions, Tilray was able to maintain its top market share position due to the strength of its sought-after brands and products. This reflects the strength of the Company’s product innovation, including with respect to both strains and potencies. Looking ahead, Tilray’s focus on using data and consumer insights coupled with ongoing budtender and consumer education is expected to enable the acceleration of both sales and market share growth.

Well-Positioned to Capitalize on Growing Acceptance and Legalization of Cannabis across Europe – Even as Europe contends with a difficult economic climate that has negatively impacted the cannabis industry, the positive trends towards greater acceptance of medical cannabis and legalization of adult-use continue. We believe we are exceptionally well situated to benefit from the meaningful economic growth that will come to our industry as a result of these positive changes, given our ability to provide the most sought-after, consistent and sustainable cannabis products for the medical and adult-use markets. In Germany, we are in a win-win position regardless of whether in-country cultivation is exclusively permitted or whether imports are also allowed given our domestic footprint with our Aphria RX facility located in Germany along with our facility in Portugal. In addition to our supply-chain footprint, we are also uniquely positioned to take advantage of the insights and learnings we have developed through our participation in the Canadian adult-use market. This experience, paired with our competitively advantaged supply-chain footprint, gives us great confidence in our ability to lead the European medical market and German adult-use market in the future.

Continuing to Expand U.S. CPG and Craft-Beverage Portfolio, with Accretive Acquisition of Montauk Brewing Company – In the U.S., Tilray’s businesses include SweetWater Brewing Company, the 10th largest craft brewer in the nation; Breckenridge Distillery; and Manitoba Harvest, a pioneer in hemp, CBD and wellness products; as well as Montauk Brewing Company, the fastest growing craft beer brand and #1 craft brewer in Metro New York, which Tilray Brands acquired in the second quarter of fiscal 2023. The Montauk Brewing transaction was immediately accretive to EBITDA and the Company expects it will deliver strong revenue and adjusted EBITDA on a go-forward basis. This will be accomplished as a result of Tilray’s ability to leverage SweetWater’s excess capacity as well as its nationwide infrastructure to significantly expand Montauk Brewing’s distribution network beyond its concentrated presence in the Northeast, making it a true national brand.

The Company is focused on driving revenue gains across its diverse portfolio of businesses, which we believe will ultimately create a strong channel for additional revenue in adult-use cannabis, pending federal legalization.

Strategic Growth Actions

  September 2022 - Good Supply Launches New High-Potency Product Drop and Unveils Exclusive Orange Frost Live Resin
  September 2022 - Breckenridge Distillery Announces Nationwide Alignment and Renewed Distribution Agreement with Republic National Distributing Company
  September 2022 - RIFF Cannabis Brand Launches New ‘Drumsticks’ Product
  September 2022 - Tilray Medical Receives Approval to Extend Market Authorization in Italy
  September 2022 - SweetWater Brewing Company Unveils New Fall Craft-Beer Releases
  October 2022 - Tilray Medical Relaunches Cannabis Oral Solution Across Ireland
  October 2022 - Broken Coast Ranks #1 at the Budtender’s Association Collector’s Cup
  October 2022 - Green Flash Launches New Beers Across the U.S. and Unveils Refreshed Branding
  October 2022 - Breckenridge Distillery Announces Ultimate Whiskey and Beer Collaboration with Breckenridge Brewery
  October 2022 - Good Supply Cannabis Brand Reveals New Fall Flower Launches and Expands Distribution of Bestselling High-Potency Products
  November 2022 - Tilray Brands and Charlotte's Web Announce Strategic Alliance in Canada
  November 2022 - Leading Independent Proxy Advisory Firms ISS And Glass Lewis Recommend Tilray Stockholders Vote “FOR” Tilray’s Proposal to Protect Stockholders and Promote Accountability
  November 2022 - Tilray Brands Acquires Montauk Brewing Company
  November 2022 - ‘Potently Canadian’ Cannabis Brand, CANACA, Launches New Products And #FeelTheBoost Campaign
  November 2022 - Tilray Launches ‘Take Back Control’ Platform to Provide Women with Free Medical Cannabis Resources
  December 2022 - Good Supply Cannabis Brand Launches ‘Peppermint Phatty’
  December 2022 - RIFF Cannabis Brand Launches New Series of Limited-Edition Strains in ‘Joint Effort’ With Craft Growers

Live Conference Call and Audio Webcast
Tilray Brands will host a webcast to discuss these results today at 8:30 a.m. ET. Investors may join the live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will also be archived after the call concludes.

About Tilray Brands
Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time. Tilray Brands delivers on this mission by inspiring and empowering the worldwide community to live their very best life, enhanced by moments of connection and wellbeing. Patients and consumers trust Tilray Brands to be the most responsible, trusted and market leading cannabis consumer products company in the world with a portfolio of innovative, high-quality and beloved brands that address the needs of the consumers, customers and patients we serve. A pioneer in cannabis research, cultivation, and distribution, Tilray Brands’ unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become the world's leading cannabis-focused consumer branded company; the Company’s ability to achieve annualized cost savings of $130 million; the Company’s ability to generate $70-$80 million of Adjusted EBITDA; the Company’s expectation to be free-cash flow positive in its operating business units; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve production and supply chain efficiencies, synergies and cost savings; expansion of medical and recreational sales legalization across the global cannabis industry, including in Europe; and the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted gross margin, Adjusted gross profit, Adjusted EBITDA, Adjusted net income and free cash flow. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

Adjusted EBITDA is calculated as net income (loss) before income tax expense (recovery); interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; facility start-up and closure costs; lease expense; litigation costs; and transaction costs. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted gross profit, is calculated as gross profit adjusted to exclude the impact of inventory valuation adjustment and purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding inventory valuation adjustments and purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted gross margin, excluding inventory valuation adjustments and purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding inventory valuation adjustments and purchase price accounting valuation step-up, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted net income is calculated as net (loss) income plus (minus) non-operating income (expense), net, change in fair value of contingent consideration, inventory write down, litigation costs, and transaction (income) costs. A reconciliation of Adjusted net income, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Free cash flow is comprised of two GAAP measures deducted from each other which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

For further information:

Media: Berrin Noorata, news@tilray.com
Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

Consolidated Statements of Financial Position
	November 30,	May 31,
(in thousands of US dollars)	2022	2022
Assets
Current assets
Cash and cash equivalents	$190,218	$415,909
Marketable Securities	243,286	-
Accounts receivable, net	89,705	95,279
Inventory	240,946	245,529
Prepaids and other current assets	50,550	46,786
Total current assets	814,705	803,503
Capital assets	539,124	587,499
Right-of-use assets	11,351	12,996
Intangible assets	1,214,842	1,277,875
Goodwill	2,621,401	2,641,305
Interest in equity investees	4,638	4,952
Long-term investments	8,211	10,050
Convertible notes receivable	255,310	111,200
Other assets	4,797	314
Total assets	$5,474,379	$5,449,694
Liabilities
Current liabilities
Bank indebtedness	$15,304	$18,123
Accounts payable and accrued liabilities	162,900	157,431
Contingent consideration	26,463	16,007
Warrant liability	12,670	14,255
Current portion of lease liabilities	6,976	6,703
Current portion of long-term debt	20,681	67,823
Current portion of convertible debentures payable	181,511	-
Total current liabilities	426,505	280,342
Long - term liabilities
Lease liabilities	8,999	11,329
Long-term debt	152,150	117,879
Convertible debentures payable	223,295	401,949
Deferred tax liabilities	180,099	196,638
Other liabilities	185	191
Total liabilities	991,233	1,008,328
Commitments and contingencies (refer to Note 18)
Stockholders' equity
Common stock ($0.0001 par value; 990,000,000 shares authorized; 613,181,559 and 532,674,887 shares issued and outstanding, respectively)	61	53
Additional paid-in capital	5,697,466	5,382,367
Accumulated other comprehensive loss	(121,455)	(20,764)
Accumulated Deficit	(1,105,796)	(962,851)
Total Tilray Brands, Inc. stockholders' equity	4,470,276	4,398,805
Non-controlling interests	12,870	42,561
Total stockholders' equity	4,483,146	4,441,366
Total liabilities and stockholders' equity	$5,474,379	$5,449,694

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
	For the three months				For the six months
	ended November 30,		Change	% Change	ended November 30,		Change	% Change
(in thousands of U.S. dollars, except for per share data)	2022	2021	2022 vs. 2021		2022	2021	2022 vs. 2021
Net revenue	$144,136	$155,153	$(11,017)	(7)%	$297,347	$323,176	$(25,829)	(8)%
Cost of goods sold	104,012	122,387	(18,375)	(15)%	208,609	239,455	(30,846)	(13)%
Gross profit	40,124	32,766	7,358	22%	88,738	83,721	5,017	6%
Operating expenses:
General and administrative	41,672	33,469	8,203	25%	82,180	82,956	(776)	(1)%
Selling	9,669	9,210	459	5%	19,340	16,642	2,698	16%
Amortization	23,995	29,016	(5,021)	(17)%	48,354	59,755	(11,401)	(19)%
Marketing and promotion	8,535	7,120	1,415	20%	15,783	12,585	3,198	25%
Research and development	165	515	(350)	(68)%	331	1,300	(969)	(75)%
Change in fair value of contingent consideration	—	845	(845)	(100)%	211	1,682	(1,471)	(87)%
Litigation costs	2,815	1,080	1,735	161%	3,260	2,274	986	43%
Transaction (income) costs	5,064	7,040	(1,976)	(28)%	(7,752)	31,425	(39,177)	(125)%
Total operating expenses	91,915	88,295	3,620	4%	161,707	208,619	(46,912)	(22)%
Operating loss	(51,791)	(55,529)	3,738	(7)%	(72,969)	(124,898)	51,929	(42)%
Interest expense, net	(3,107)	(9,940)	6,833	(69)%	(7,520)	(20,110)	12,590	(63)%
Non-operating income (expense), net	(18,450)	65,595	(84,045)	(128)%	(51,442)	115,292	(166,734)	(145)%
(Loss) income before income taxes	(73,348)	126	(73,474)	(58,313)%	(131,931)	(29,716)	(102,215)	344%
Income taxes (benefit) expense	(11,713)	(5,671)	(6,042)	107%	(4,502)	(909)	(3,593)	395%
Net (loss) income	$(61,635)	$5,797	$(67,432)	(1,163)%	(127,429)	(28,807)	(98,622)	342%
Net loss per share - basic and diluted	$(0.11)	$0.00	$(0.11)	(11,456)%	$(0.24)	$(0.09)	$(0.15)	164%

Condensed Consolidated Statements of Cash Flows
	For the six months
	ended November 30,		Change	% Change
(in thousands of US dollars)	2022	2021	2022 vs. 2021
Cash used in operating activities:
Net loss	$(127,429)	$(28,807)	$(98,622)	342%
Adjustments for:
Deferred income tax recovery	(12,941)	(11,228)	(1,713)	15%
Unrealized foreign exchange loss	2,261	(6,530)	8,791	(135)%
Amortization	67,387	76,804	(9,417)	(12)%
Loss on sale of capital assets	2,208	230	1,978	860%
Inventory valuation write down	-	12,000	(12,000)	(100)%
Other non-cash items	8,177	3,739	4,438	119%
Stock-based compensation	20,136	17,670	2,466	14%
Loss on long-term investments & equity investments	1,918	2,197	(279)	(13)%
Loss (gain) on derivative instruments	18,997	(133,436)	152,433	(114)%
Change in fair value of contingent consideration	211	1,682	(1,471)	(87)%
Change in non-cash working capital:
Accounts receivable	6,690	2,734	3,956	145%
Prepaids and other current assets	(7,780)	(6,299)	(1,481)	24%
Inventory	5,046	3,409	1,637	48%
Accounts payable and accrued liabilities	(1,941)	(44,513)	42,572	(96)%
Net cash used in operating activities	(17,060)	(110,348)	93,288	(85)%
Cash used in investing activities:
Investment in capital and intangible assets	(7,537)	(23,856)	16,319	(68)%
Proceeds from disposal of capital and intangible assets	2,160	8,264	(6,104)	(74)%
Purchase of marketable securities	(243,186)	-	(243,186)	0%
Net cash paid for business acquisition	(24,372)	-	(24,372)	0%
Net cash used in investing activities	(272,935)	(15,592)	(257,343)	1650%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	129,593	-	129,593	0%
Shares effectively repurchased for employee withholding tax	(1,189)	(3,927)	2,738	(70)%
Proceeds from long-term debt	1,288	-	1,288	0%
Repayment of long-term debt and convertible debt	(59,395)	(20,779)	(38,616)	186%
Repayment of lease liabilities	(1,114)	(3,360)	2,246	(67)%
Net (decrease) increase in bank indebtedness	(2,819)	19	(2,838)	(14937)%
Net cash provided by (used in) financing activities	66,364	(28,047)	94,411	(337)%
Effect of foreign exchange on cash and cash equivalents	(2,060)	(2,696)	636	(24)%
Net increase (decrease) in cash and cash equivalents	(225,691)	(156,683)	(69,008)	44%
Cash and cash equivalents, beginning of period	415,909	488,466	(72,557)	(15)%
Cash and cash equivalents, end of period	$190,218	$331,783	$(141,565)	(43)%

Net Revenue by Operating Segment
	For the three months	% of Total Revenue	For the three months	% of Total Revenue	For the six months	% of Total Revenue	For the six months	% of Total Revenue
(In thousands of U.S. dollars)	November 30, 2022		November 30, 2021		November 30, 2022		November 30, 2021
Cannabis business	$49,898	34%	$58,775	38%	$108,468	36%	$129,224	40%
Distribution business	60,188	42%	68,869	44%	120,773	41%	136,055	42%
Beverage alcohol business	21,395	15%	13,707	9%	42,049	14%	29,168	9%
Wellness business	12,655	9%	13,802	9%	26,057	9%	28,729	9%
Total net revenue	$144,136	100%	$155,153	100%	$297,347	100%	$323,176	100%

Net Revenue by Operating Segment in Constant Currency

	For the three months		For the three months		For the six months		For the six months
	November 30, 2022		November 30, 2021		November 30, 2022		November 30, 2021
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Cannabis business	$52,160	33%	$58,775	38%	$113,739	35%	$129,224	40%
Distribution business	70,952	45%	68,869	44%	141,532	44%	136,055	42%
Beverage alcohol business	21,395	14%	13,707	9%	42,049	13%	29,168	9%
Wellness business	13,074	8%	13,802	9%	26,759	8%	28,729	9%
Total net revenue	$157,581	100%	$155,153	100%	$324,079	100%	$323,176	100%

Net Cannabis Revenue by Market Channel
	For the three months	% of Total Revenue	For the three months	% of Total Revenue	For the six months	% of Total Revenue	For the six months	% of Total Revenue
(In thousands of U.S. dollars)	November 30, 2022		November 30, 2021		November 30, 2022		November 30, 2021
Revenue from Canadian medical cannabis products	$6,365	13%	$7,929	13%	$12,885	12%	$16,303	13%
Revenue from Canadian adult-use cannabis products	52,390	106%	49,535	85%	110,745	101%	119,128	91%
Revenue from wholesale cannabis products	236	0%	2,259	4%	628	1%	3,959	3%
Revenue from international cannabis products	7,705	15%	13,706	23%	18,127	17%	23,972	19%
Less excise taxes	(16,798)	-34%	(14,654)	-25%	(33,917)	-31%	(34,138)	-26%
Total	$49,898	100%	$58,775	100%	$108,468	100%	$129,224	100%

Net Cannabis Revenue by Market Channel in Constant Currency
	For the three months		For the three months		For the six months		For the six months
	November 30, 2022		November 30, 2021		November 30, 2022		November 30, 2021
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis products	$6,820	13%	$7,929	13%	$13,651	12%	$16,303	13%
Revenue from Canadian adult-use cannabis products	53,635	103%	49,535	85%	114,056	100%	119,128	91%
Revenue from wholesale cannabis products	252	0%	2,259	4%	664	1%	3,959	3%
Revenue from international cannabis products	9,489	18%	13,706	23%	21,358	19%	23,972	19%
Less excise taxes	(18,036)	-35%	(14,654)	-25%	(35,990)	-32%	(34,138)	-26%
Total	$52,160	100%	$58,775	100%	$113,739	100%	$129,224	100%

Other Financial Information: Key Operating Metrics
	For the three months		For the six months
	ended November 30,		ended November 30,
(in thousands of U.S. dollars)	2022	2021	2022	2021
Net cannabis revenue	$49,898	$58,775	$108,468	$129,224
Distribution revenue	60,188	68,869	120,773	136,055
Net beverage alcohol revenue	21,395	13,707	42,049	29,168
Wellness revenue	12,655	13,802	26,057	28,729
Cannabis costs	31,335	45,259	60,196	85,450
Beverage alcohol costs	11,420	5,921	22,269	12,583
Distribution costs	52,495	61,237	107,479	120,527
Wellness costs	8,762	9,970	18,665	20,895
Adjusted gross profit (excluding PPA step-up and inventory valuation adjustments) (1)	41,231	44,766	90,952	95,721
Cannabis adjusted gross margin (excluding inventory valuation adjustments) (1)	37%	43%	45%	43%
Beverage alcohol adjusted gross margin (excluding PPA step-up) (1)	52%	57%	52%	57%
Distribution gross margin	13%	11%	11%	11%
Wellness gross margin	31%	28%	28%	27%
Adjusted EBITDA (1)	11,708	13,760	25,239	26,457
Cash and cash equivalents and marketable securities	433,504	331,783	433,504	331,783
Working capital	388,200	393,350	388,200	393,350

Other Financial Information: Gross Margin and Adjusted Gross Margin
	For the three months ended November 30, 2022
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$49,898	$21,395	$60,188	$12,655	$144,136
Cost of goods sold	31,335	11,420	52,495	8,762	104,012
Gross profit	18,563	9,975	7,693	3,893	40,124
Gross margin	37%	47%	13%	31%	28%
Adjustments:
Purchase price accounting step-up	-	1,107	-	-	1,107
Adjusted gross profit	18,563	11,082	7,693	3,893	41,231
Adjusted gross margin	37%	52%	13%	31%	29%

	For the three months ended November 30, 2021
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$58,775	$13,707	$68,869	$13,802	$155,153
Cost of goods sold	45,259	5,921	61,237	9,970	122,387
Gross profit	13,516	7,786	7,632	3,832	32,766
Gross margin	23%	57%	11%	28%	21%
Adjustments:
Inventory valuation adjustments	12,000	-	-	-	12,000
Purchase price accounting step-up	-	-	-	-	-
Adjusted gross profit	25,516	7,786	7,632	3,832	44,766
Adjusted gross margin	43%	57%	11%	28%	29%

	For the six months ended November 30, 2022
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$108,468	$42,049	$120,773	$26,057	$297,347
Cost of goods sold	60,196	22,269	107,479	18,665	208,609
Gross profit	48,272	19,780	13,294	7,392	88,738
Gross margin	45%	47%	11%	28%	30%
Adjustments:
Purchase price accounting step-up	-	2,214	-	-	2,214
Adjusted gross profit	48,272	21,994	13,294	7,392	90,952
Adjusted gross margin	45%	52%	11%	28%	31%

	For the six months ended November 30, 2021
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$129,224	$29,168	$136,055	$28,729	$323,176
Cost of goods sold	85,450	12,583	120,527	20,895	239,455
Gross profit	43,774	16,585	15,528	7,834	83,721
Gross margin	34%	57%	11%	27%	26%
Adjustments:
Inventory valuation adjustments	12,000	-	-	-	12,000
Adjusted gross profit	55,774	16,585	15,528	7,834	95,721
Adjusted gross margin	43%	57%	11%	27%	30%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization
	For the three months				For the six months
	ended November 30,		Change	% Change	ended November 30,		Change	% Change
(In thousands of U.S. dollars)	2022	2021	2022 vs. 2021		2022	2021	2022 vs. 2021
Net (loss) income	$(61,635)	$5,797	$(67,432)	(1,163)%	$(127,429)	$(28,807)	$(98,622)	342%
Income taxes (benefit) expense	(11,713)	(5,671)	(6,042)	107%	(4,502)	(909)	(3,593)	395%
Interest expense, net	3,107	9,940	(6,833)	(69)%	7,520	20,110	(12,590)	(63)%
Non-operating income (expense), net	18,450	(65,595)	84,045	(128)%	51,442	(115,292)	166,734	(145)%
Amortization	33,318	37,471	(4,153)	(11)%	67,387	76,804	(9,417)	(12)%
Stock-based compensation	10,943	8,253	2,690	33%	20,136	17,670	2,466	14%
Change in fair value of contingent consideration	-	845	(845)	(100)%	211	1,682	(1,471)	(87)%
Purchase price accounting step-up	1,107	-	1,107	NM	2,214	-	2,214	NM
Facility start-up costs	3,000	1,700	1,300	76%	4,800	2,900	1,900	66%
Facility closure and exit costs	6,552	-	6,552	NM	6,552	5,000	1,552	31%
Lease expense	700	900	(200)	(22)%	1,400	1,600	(200)	(13)%
Litigation costs	2,815	1,080	1,735	161%	3,260	2,274	986	43%
Inventory write down	-	12,000	(12,000)	(100)%	-	12,000	(12,000)	(100)%
Transaction (income) costs	5,064	7,040	(1,976)	(28)%	(7,752)	31,425	(39,177)	(125)%
Adjusted EBITDA	$11,708	$13,760	$(2,052)	(15)%	$25,239	$26,457	$(1,218)	(5)%

Other Financial Information: Adjusted Net Loss
	For the three months				For the six months
	ended November 30,		Change	% Change	ended November 30,		Change	% Change
(In thousands of U.S. dollars)	2022	2021	2022 vs. 2021		2022	2021	2022 vs. 2021
Net (loss) income	$(61,635)	$5,797	$(67,432)	(1,163)%	$(127,429)	$(28,807)	$(98,622)	342%
Non-operating income (expense), net	18,450	(65,595)	84,045	(128)%	51,442	(115,292)	166,734	(145)%
Change in fair value of contingent consideration	-	845	(845)	(100)%	211	1,682	(1,471)	(87)%
Inventory write down	-	12,000	(12,000)	(100)%	-	12,000	(12,000)	(100)%
Litigation costs	2,815	1,080	1,735	161%	3,260	2,274	986	43%
Transaction (income) costs	5,064	7,040	(1,976)	(28)%	(7,752)	31,425	(39,177)	(125)%
Adjusted net loss	$(35,306)	$(38,833)	$3,527	(9)%	$(80,268)	$(96,718)	$16,450	(17)%
Adjusted net loss per share - basic and diluted	$(0.06)	$(0.08)	$0.03	(32)%	$(0.14)	$(0.21)	$0.08	(36)%

Other Financial Information: Free Cash Flow
	For the three months				For the six months
	ended November 30,		Change	% Change	ended November 30,		Change	% Change
(In thousands of U.S. dollars)	2022	2021	2022 vs. 2021		2022	2021	2022 vs. 2021
Net cash provided by (used in) operating activities	$29,209	$(17,121)	$46,330	(0,271)%	$(17,060)	$(110,348)	$93,288	-85%
Less: investments in capital and intangible assets, net	(3,840)	(6,972)	3,132	(45)%	(5,377)	(15,592)	10,215	(66)%
Free cash flow	$25,369	$(24,093)	$49,462	(205)%	$(22,437)	$(125,940)	$103,503	(82)%